SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 ____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  June 28, 2012

 ZAGG Inc
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

Annual Shareholder Meeting – Final Voting Results

On June 28, 2012, ZAGG Inc, a Nevada corporation (the “Company” or “ZAGG”), held its 2012 Annual Meeting of Shareholders (the “Meeting”) at the offices of the Company in Salt Lake City, Utah.  The following matters were voted on at the Meeting:

(1)  To elect five directors of the Company to serve until the next annual meeting of the stockholders and until a successor has been elected and qualified; and

(2)  To confirm the appointment of KPMG LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders at the Meeting.  For more information on the above-listed proposals, see the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 27, 2012.

The final voting totals were as follows:

1.           Election of Directors:

Name of Director	Shares voted FOR	Shares voted AGAINST	Shares ABSTAINING
Robert G. Pedersen II	10,205,127	127,546	5,736
Edward Ekstrom	9,887,579	445,210	5,620
Shuichiro Ueyama	10,088,956	243,519	5,934
Randy Hales	9,998,153	334,502	5,754
Cheryl Larabee	9,877,665	454,990	5,754

2.           To confirm the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Shares voted FOR	Shares voted AGAINST	Shares ABSTAINING
21,344,733	118,341	24,884

As reflected above, each of the director nominees was elected, and all of the other proposals voted on were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

By:	/s/ Brandon T. O’Brien
Brandon T. O’Brien
Chief Financial Officer
Date: July 3, 2012

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